Exhibit 10.8

RESOLUTE FOREST PRODUCTS EQUITY INCENTIVE PLAN
CASH SETTLED RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of January 1, 2023, (the “Date of Grant”) is made by and between Resolute Forest Products Inc., a Delaware corporation (the “Company”), and NAME (“Participant”).

WHEREAS, the Company has adopted the Resolute Forest Products 2019 Equity Incentive Plan (the “Plan”), pursuant to which restricted stock units may be granted in respect of shares of the Company’s common stock, par value $0.001 per share (“Stock”);

WHEREAS, the Human Resources and Compensation and Nominating and Governance Committee of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the restricted stock unit award provided for herein to Participant subject to the terms set forth herein; and

WHEREAS, on July 5, 2022, the Company entered into a merger agreement (the “Merger Agreement”) with, inter alia, the Paper Excellence Group (the “Group”) pursuant to which the Company will merge, to the extent that all conditions provided in the Merger Agreement are satisfied, with an indirect wholly-owned subsidiary of Group (the “Merger”), and the amounts payable hereunder, will be modified if the Merger is consummated.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.
Grant of Restricted Stock Unit.
(a)
Grant. The Company hereby grants to Participant RSU restricted stock units (the “RSUs”), as remuneration for services to be performed by the Participant after the Date of Grant up to the third anniversary of the first Vesting Date (defined in Section 2(a)) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan (the "Initial Grant"). Each RSU represents the right to receive an amount in cash equal to the Average Market Value (as defined in Section 2(b)) of one share of Stock as of the Vesting Date (defined in Section 2(a)), )) or, if the Merger is consummated prior to the Vesting Date, the right to receive the consideration provided pursuant to Section 2.10 and the related provisions of the Merger Agreement, to the extent the Participant is vested in such RSUs as of the Vesting Date, subject to the terms of this Agreement and the Plan.
(b)
Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

(c)
Acceptance of Agreement. Unless Participant notifies the Company in writing within 14 days after the Date of Grant that Participant does not wish to accept this Agreement, Participant will be deemed to have accepted this Agreement and will be bound by the terms of the Agreement and the Plan. Any such notice may be given to the Director, Corporate Compensation at the Company’s principal executive office.
2.
Terms and Conditions.
(a)
Vesting. Subject to continued employment with the Company or any Affiliate or Subsidiary or in the case of terminations of employment due to Retirement as provided in Section 3(a), the RSUs shall vest in four equal increments (rounded to the nearest whole restricted stock unit) on each of the dates set forth as follows (each such date, a “Vesting Date”) ; provided, that if the Merger is consummated prior to the Vesting Date, the participant shall be entitled to the consideration determined in accordance with Section 2.10 and related provisions of the Merger Agreement, but subject to the vesting and other terms set forth herein:

Vesting Date	Percentage of RSU Vested
December 1 immediately following the Date of Grant	25% (rounded to the nearest whole)
First anniversary of the first Vesting Date	25% (rounded to the nearest whole)
Second anniversary of the first Vesting Date	25% (rounded to the nearest whole)
Third anniversary of the first Vesting Date	Remaining 25%

(b)
Settlement. The obligation to make payments and distributions with respect to RSUs shall only be satisfied through the payment of an amount in cash equal to the Average Market Value of one share of Stock as of the Vesting Date for each earned and vested RSU (the “settlement”) and the settlement of the RSUs may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Notwithstanding the foregoing, should the obligation to make payments and distributions with respect to the RSU occur after the Merger is consummated, the payments, the distributions and the consideration paid shall be in accordance with Section 2.10 and related provisions of the Merger Agreement. In all circumstances, RSUs shall be settled as soon as practicable after the earliest of (i) the applicable Vesting Date, (ii) an involuntary termination of employment by the Company or any Affiliate or Subsidiary of a Participant who will not attain age 55 at any time before the fourth Vesting Date, (iii) the Vesting Date that immediately follows (A) an involuntary termination of employment by the Company or any Affiliate or Subsidiary of a Participant who otherwise meets the criteria for Retirement at any time before the fourth Vesting Date, but for the receipt of severance, (B) voluntary termination by the Participant on or after age 55 that does not constitute a Retirement, or (C) Retirement (as defined in Section 3(a)) within six months after the Date of Grant, or (iv) death. With respect to any payment following the fourth Vesting Date, settlement shall in no event be later than December 31 of the year that includes such Vesting Date. Otherwise, for the payment time or events described in clauses (i), (ii), and (iv), settlement shall in no event be later than March 15 of the year following the year of such payment time or event, as applicable. For purposes of this

Agreement, each date on which RSUs are settled pursuant to the preceding sentence shall be a “Settlement Date.” For purposes of the Agreement, Average Market Value means each vested RSU has a value equal to the volume weighted average of the highest and lowest prices per share at which the Stock is traded on the New York Stock Exchange on each of the five business days immediately preceding the Vesting Date. For purposes of this Agreement and to the extent applicable to the Participant, the term “termination of employment” shall be interpreted to comply with Section 409A of the Internal Revenue Code (“Section 409A”). To the extent payments are made during the periods permitted under Section 409A (including any applicable periods before or after the specified payment dates set forth in this Section 2(b)), the Company shall be deemed to have satisfied its obligations under the Plan and shall be deemed not to be in breach of its payments obligations hereunder.
(c)
Dividend Equivalents. Participant will from time to time be credited with additional RSUs (including a fractional RSU), the number of which will be determined by dividing:
(i)
The product obtained by multiplying the amount of each dividend (including extraordinary dividend if so determined by the Company) declared and paid by the Company on the Stock on a per share basis during each “vesting year” (as defined in this Section 2(c)) by the number of RSUs recorded in the Participant's account on the record date for payment of any such dividend, by
(ii)
The Fair Market Value (as defined in the Plan) of one (1) share of Stock on the dividend payment date for such dividend.

For purposes of this Section 2(c), a “vesting year” is each 12 month period that ends on a Vesting Date. Subject to continued employment with the Company or any Affiliate or Subsidiary or as otherwise provided in Section 3, the additional RSUs shall vest and be settled at the same time and in the same proportion as the Initial Grant. No additional RSUs shall be accrued for the benefit of Participant with respect to record dates occurring before, or with respect to record dates occurring on or after the date, if any, on which Participant has forfeited the RSUs.

3.
Termination of Employment with the Company.
(a)
Retirement. If the Participant’s employment with the Company, Affiliates and Subsidiaries terminates as a result of “Retirement” at any time on or after six months from the Date of Grant, then Section 2(a) shall continue to apply to the Participant and the Participant shall receive settlement of RSUs following each Vesting Date, unless Section 3(c) applies. For purposes of the Agreement, “Retirement” means the Participant terminates employment with the Company, all Affiliates and Subsidiaries under circumstances that do not entitle the Participant to severance either pursuant to an agreement or policy, plan or program and such termination occurs on or after: (i) attaining age 58, (ii) completing at least two years of service, and (iii) having a combined age and years of service (counting partial years) equal to at least 62.5 points.
(b)
Involuntary Termination. The Participant shall become vested in a prorated number of RSUs if the Participant is involuntarily terminated by the Company or any Affiliate or Subsidiary without Cause (whether or not the Participant is eligible for Retirement, regardless of his age at termination and other than due to Disability or death) or, if applicable, if the Participant voluntarily terminates employment for good reason pursuant to a separate agreement or arrangement with the Company (as defined therein). For purposes of the preceding, the prorated portion of the RSUs that is vested as of the Participant’s date of termination shall be as follows: (A) if the termination date occurs on or before the first Vesting Date, 25% of the total number of granted and credited RSUs multiplied by a fraction, the numerator of which shall be the number of full calendar months elapsed from the Date of Grant through the Participant’s last day worked plus one-month and the denominator of which shall be 11 (for greater clarity the pro-rata can not result in a value greater than 1) or (B) if the termination date occurs after the first Vesting Date, the portion of the RSUs then already vested plus 25% of the total number of granted and credited RSUs multiplied by a fraction, the numerator of which shall be the number of full calendar months elapsed from the preceding Vesting Date through the Participant’s last day worked and the denominator of which shall be 12.
(c)
Certain Voluntary Terminations. The Participant shall become vested in a prorated number of RSUs in the following circumstances: (1) the Participant’s employment with the Company or any Affiliate or Subsidiary terminates as a result of Retirement within six months after the Date of Grant, (2) the Participant voluntarily terminates his employment with the Company, Affiliates and Subsidiaries on or after age 55 and the termination does not constitute a Retirement. For purposes of the preceding, the prorated portion of the RSUs that is vested as of the Participant’s retirement date or date of termination, as applicable, shall be as follows: (A) if the retirement date or termination date occurs on or before the first Vesting Date, 25% of the total number of granted and credited RSUs multiplied by a fraction, the numerator of which shall be the number of full calendar months elapsed from the Date of Grant through the Participant’s retirement date or last day worked (in the case of termination) and the denominator of which shall be 11 or (B) if the retirement date or termination date occurs after the first Vesting Date, the portion of the RSUs then already vested plus 25% of the total number of granted and credited RSUs multiplied by a fraction, the numerator of which shall be the number of full calendar months elapsed from the preceding Vesting Date through the Participant’s retirement date or last day worked (in the case of termination) and the denominator of which shall be 12.
(d)
Death. If the Participant’s employment with the Company or any Affiliate or Subsidiary terminates due to the Participant’s death, then, in addition to the RSUs vested as of the date of death under Section 2(a), the RSUs scheduled to vest on the next scheduled Vesting Date shall also vest on the date of death.
(e)
Disability. RSUs shall continue to vest during any short-term disability period, but shall not vest during the period following the end of the short-term disability and while the Participant is eligible for long-term disability benefits under a plan sponsored by the Company, an Affiliate or a Subsidiary (“Disabled”). If the Participant is Disabled, then, in addition to any RSUs settled before the end of the short-term disability period, the Participant shall receive 25% of the RSUs covered by the Initial Grant as of the Vesting Date immediately following the date he becomes Disabled. If the Participant returns to active employment with the Company during the Vesting Period, the Participant shall receive a pro rata portion of the RSUs scheduled to be settled on the Vesting Date immediately following the Participant’s return to active employment with the Company. The pro rata portion shall be equal to (A) the total number of RSUs scheduled to be settled as of such Vesting Date plus any dividend equivalents multiplied by (B) a fraction, the numerator of which shall be the number of full calendar months elapsed from the date of the Participant’s return to active employment with the Company through the Vesting Date and the denominator of which shall be 12 (the denominator of which shall be 11 for the year of grant) (i.e., the number of calendar months between Vesting Dates).

(f)
Other Termination. If the Participant’s employment with the Company, all Affiliates and Subsidiaries terminates (i) by the Company for Cause at any time or (ii) by resignation before attainment of age 55, then all outstanding RSUs, whether vested but unsettled or unvested, shall immediately terminate.

Notwithstanding anything contained to the contrary in this Section 3, in no event shall any RSUs be settled before the applicable Vesting Date except if otherwise determined by the Company.

4.
Compliance with Legal Requirements. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.
(a)
Transferability. Unless otherwise provided by the Committee in writing, the RSUs shall not be transferable by Participant other than by will or the laws of descent and distribution.
(b)
No Rights as Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Stock subject to RSUs and shall have no voting rights with respect to the RSUs.
(c)
Tax Withholding. All distributions under the Plan are subject to withholding of all applicable federal, state, provincial, local and foreign income taxes and social contributions (the “Withholding Obligation”). The Company may satisfy such Withholding Obligation by any means whatsoever, including withholding cash from any amount to be settled under this Agreement and/or other payment or amounts due to the Participant.
5.
Miscellaneous.
(a)
Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)
Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the Director, Corporate Compensation at the Company’s principal executive office.
(c)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(d)
No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the

Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(e)
Beneficiary. The Participant other than a Participant residing in the Province of Québec, may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the Corporate Secretary of the Company at the Company’s principal executive office. If no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be Participant’s beneficiary.
(f)
Québec Participant. The Participant residing in the Province of Québec may only designate a beneficiary by will. Upon the death of the Participant residing in the Province of Québec, the Company shall settle the RSUs pursuant to Section 2(b) of this Agreement to the liquidator, administrator or executor of the estate of the Participant.
(g)
Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(h)
Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 9 of the Plan.
(i)
Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(j)
Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the day first written above.

RESOLUTE FOREST PRODUCTS INC.

By: _____________________________________

Rémi G. Lalonde

President and Chief Executive Officer